Exhibit 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Direxion Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Direxion Funds for the period ended February 28, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Direxion Funds for the stated period.

/s/ Patrick J. Rudnick		/s/ Patrick J. Rudnick
Patrick J. Rudnick		Patrick J. Rudnick
Principal Executive Officer		Principal Financial Officer
Direxion Funds		Direxion Funds

Dated:	May 1, 2019	Dated:	May 1, 2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Direxion Funds for purposes of Section 18 of the Securities Exchange Act of 1934.